UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2015

Patterson-UTI Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

450 Gears Road, Suite 500, Houston, Texas		77067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-765-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2015, Patterson-UTI Energy, Inc. (the "Company") entered into a Reimbursement Agreement (the "Reimbursement Agreement") with The Bank of Nova Scotia ("Scotiabank"), pursuant to which the Company may from time to time request that Scotiabank issue an unspecified amount of letters of credit. The Company expects that the $39.8 million in letters of credit outstanding under its Credit Agreement, dated as of September 27, 2012, as amended to date (the "Credit Agreement"), will be replaced by letters of credit issued under the Reimbursement Agreement, and thereafter any requests for letters of credit would also be under the Reimbursement Agreement rather than the Credit Agreement.

Under the terms of the Reimbursement Agreement, the Company will reimburse Scotiabank on demand for any amounts that Scotiabank has disbursed under any letters of credit. Fees, charges and other reasonable expenses for the issuance of letters of credit are payable by the Company at the time of issuance at such rates and amounts as are in accordance with Scotiabank’s prevailing practice. The Company is obligated to pay to Scotiabank interest on all amounts not paid by the Company on the date of demand or when otherwise due at the London Interbank Offered Rate plus 2.25% per annum, calculated daily and payable monthly, in arrears, on the basis of a calendar year for the actual number of days elapsed, with interest on overdue interest at the same rate as on the reimbursement amounts.

The Company has also agreed that if obligations under the Credit Agreement are secured by liens on any of its or any of its subsidiaries’ property, then the Company’s reimbursement obligations and (to the extent similar obligations would be secured under the Credit Agreement) other obligations under the Reimbursement Agreement and any letters of credit will be equally and ratably secured by all property subject to such liens securing the Credit Agreement.

Pursuant to a Continuing Guaranty dated as of March 16, 2015 (the "Continuing Guaranty"), the Company’s payment obligations under the Reimbursement Agreement are jointly and severally guaranteed as to payment and not as to collection by subsidiaries of the Company that from time to time guarantee payment under the Credit Agreement.

The above descriptions of the Reimbursement Agreement and the Continuing Guaranty are qualified in their entirety by reference to the complete text of the Reimbursement Agreement and the Continuing Guaranty filed as Exhibits 10.1 and 10.2 hereto, respectively, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Reimbursement Agreement, dated as of March 16, 2015, by and between the Company and The Bank of Nova Scotia.
10.2 Continuing Guaranty, dated as of March 16, 2015, by Patterson Petroleum LLC, Patterson-UTI Drilling Company LLC, Patterson-UTI Management Services, LLC, Universal Well Services, Inc. and Universal Pressure Pumping, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

March 16, 2015	By:	John E. Vollmer III

Name: John E. Vollmer III
Title: Senior Vice President - Corporate Development, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Reimbursement Agreement, dated as of March 16, 2015, by and between the Company and The Bank of Nova Scotia.
10.2	Continuing Guaranty, dated as of March 16, 2015, by Patterson Petroleum LLC, Patterson-UTI Drilling Company LLC, Patterson-UTI Management Services, LLC, Universal Well Services, Inc. and Universal Pressure Pumping, Inc.